UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

October 29, 2015

Date of report (Date of earliest event reported)

SOLAZYME, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35189	33-1077078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

225 Gateway Boulevard South San Francisco, CA 94080	94080
(Address of Principal Executive Offices)	(Zip Code)

(650) 780-4777

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 2, 2012, Solazyme, Inc. (“Solazyme”) entered into a Joint Venture Agreement (the “Original Joint Venture Agreement”) with Bunge Global Innovation, L.L.C. and certain of its affiliates (collectively, “Bunge”), establishing a joint venture for the production of triglyceride oils in Brazil for sale into the Brazilian market. The joint venture has operated in Brazil through its Brazilian operating entity (“SB Oils”) since the establishment of the joint venture. On October 29, 2015, Solazyme and Bunge entered into an Amended and Restated Joint Venture Agreement (the “JV Agreement”) expanding the joint venture to add a worldwide focus on human food and animal nutrition. The joint venture will continue to use Solazyme’s proprietary technology to produce a range of tailored oils from cane sugar through microbe-based catalysis. The joint venture will pay to Solazyme a royalty for certain products sold by the joint venture. Bunge will serve as the primary sales channel for many of the joint venture’s products, with Solazyme as the secondary sales channel, in each case in exchange for a distribution fee. For certain products, Solazyme will retain co-primary sales rights. The joint venture will continue to be owned by Solazyme (50.1%) and Bunge (49.9%) and jointly funded by Solazyme and Bunge. Profits will be split in accordance with ownership. Solazyme will also be paid a technology maintenance fee in recognition of Solazyme’s ongoing research investment in technology that would benefit the joint venture.

Also on October 29, 2015, Solazyme entered into an Amended and Restated Development Agreement (the “Development Agreement”) with SB Oils and its affiliate, under which Solazyme granted to the joint venture a worldwide royalty-bearing, field-limited license to all of its technology that is necessary or useful for the manufacture of certain triglyceride oil products. Solazyme also received a grant back license to SB Oils technology that is useful for the production of triglyceride oils through microbe-based catalysis outside the specified joint venture fields. Solazyme agreed to continue to provide research and development assistance to the joint venture if, when, and as needed by the joint venture. Concurrent with execution of the Development Agreement, the joint venture and Solazyme entered into two funded research programs targeted at completing the development of additional products for the joint venture. Cane sugar feedstock will continue to be provided by Bunge to the joint venture’s production facility from Bunge’s adjacent sugar cane processing mill. Utilities will continue to be provided to the production facility from Bunge’s adjacent mill. Both Solazyme and Bunge will continue to provide various administrative services to the joint venture, and Solazyme will continue to provide technical services to the joint venture to assist in the operation of the production facility. Bunge will continue to provide working capital to the joint venture through a revolving loan facility.

The above descriptions of the terms of the JV Agreement and Development Agreement are qualified in their entirety by reference to the text of these agreements, which Solazyme intends to file as exhibits to its Annual Report on Form 10-K for the fiscal year ending December 31, 2015.

Item 1.02	Termination of a Material Definitive Agreement.

On November 13, 2012, Solazyme entered into a Strategic Collaboration Agreement (the “Collaboration Agreement”) with Archer-Daniels-Midland Company (“ADM”), establishing a strategic collaboration for the production of tailored triglyceride oil products at the ADM fermentation facility in Clinton, Iowa (the “Clinton Facility”). Concurrently with the execution of the Collaboration Agreement, Solazyme and ADM entered into an Operating Agreement (the “Operating Agreement”) related to the production of products at the Clinton Facility. Since the establishment of the collaboration, the Clinton Facility has produced for Solazyme a number of tailored triglyceride oil products at commercial scale using Solazyme’s proprietary microbe-based catalysis. On October 29, 2015 Solazyme provided notice to ADM that it was terminating the Operating Agreement as of the date (the “Termination Date”) that is 120 days after the date of the termination notice. As a result of the termination of the Operating Agreement on the Termination Date, the Collaboration Agreement will automatically terminate as of the Termination Date. As a result of the termination of the agreements, Solazyme’s obligation to pay ADM fees for use and operation of the Clinton Facility will cease, and ADM’s obligation to produce products for Solazyme at the Clinton Facility will also cease.

The above description of the terms of the termination of the Collaboration Agreement is qualified in its entirety by reference to the text of the agreement, which was filed as an exhibit to Solazyme’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012. A copy of the notice of termination is attached hereto as Exhibit 10.1.

Item 2.05	Costs Associated with Exit or Disposal Activities.

Solazyme expects cash payments of approximately $3.0 million to $4.0 million will be paid out commencing in the fourth quarter of 2015 through second quarter of 2016 as a result of the termination activities set forth in Item 1.02 of this Current Report on Form 8-K, which is incorporated into this Item 2.05 by reference, comprised primarily of termination payments. Solazyme does not expect that these actions will have a material impact on its Statement of Operations. Costs that Solazyme expects to incur in connection with these actions are subject to a number of assumptions and actual results may differ. Solazyme may also incur other charges not currently contemplated. Solazyme expects to complete these actions by the second quarter of 2016.

The foregoing contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Solazyme, including statements that involve risks and uncertainties concerning: the size of the cash payments, the amount and timing of related costs and timing for completion of the actions. When used herein, the words “will”, “expects”, “intends” and other similar expressions and any other statements that are not historical facts are intended to identify those assertions as forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any such statement may be influenced by a variety of factors, many of which are beyond the control of Solazyme, that could cause actual outcomes and results to be materially different from those projected, described, expressed or implied herein due to a number of risks and uncertainties. Potential risks and uncertainties include, among others: possible changes in the expected costs associated with the actions or in the timing for completing the actions. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of Solazyme. In addition, please refer to the documents that Solazyme files with the Securities and Exchange Commission, including its Quarterly Reports on Form 10-Q, as updated from time to time, for a discussion of other factors that could cause Solazyme’s results to vary from expectations. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. Solazyme is not under any duty to update any of the information herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Notice of Termination dated October 29, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAZYME, INC.

Date: October 30, 2015	By:	/s/ PAUL T. QUINLAN
Paul T. Quinlan
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Notice of Termination dated October 29, 2015.